UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 30, 2012

AMERICAN STANDARD ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-54471	20-2791397
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

4800 North Scottsdale Road, Suite 1400, Scottsdale, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 371-1929

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2012, the Compensation Committee (the “Committee”) of American Standard Energy Corp. (the “Company”) amended and restructured the previously owned equity grants awarded to the Company’s officers and directors. Accordingly, the Committee approved the acceleration of the vesting of certain options (the “2010 Options”) granted to our three executive officers, Scott Feldhacker to purchase 1,400,000 shares of common stock, Richard MacQueen to purchase 1,400,000 shares of common stock and Scott Mahoney to purchase 400,000 shares of common stock, under the Company’s Amended and Restated 2010 Equity Incentive Plan (the “2010 Plan”) that originally vested periodically through 2014, such that the 2010 Options are immediately exercisable. The exercise price, number of shares and expiration date of the 2010 Options remain unchanged.

Pursuant to letter agreements dated March 30, 2012, the Company and Messrs. Feldhacker and MacQueen agreed to amend and restructure the terms of certain options, and the Committee unilaterally approved the restructuring of certain other options (the “2011 Options”) previously granted to certain officers, directors and employees, as set forth in the table below. The expiration dates of the 2011 Options remain unchanged.

ORIGINAL OPTION						AMENDED OPTION
Holder	Grant Date	Expiration Date	Number of Shares underlying Options	Vesting Date	Exercise Price	Number of Shares underlying Options	Vesting Date	Exercise Price
Scott Feldhacker	4/1/11	4/1/21	3,200,000	400,000 on 10/15/11, 4/15/12; 600,000 semi-annually from 10/15/12 to 4/15/14	$7.71	2,000,000	3/30/12	$2.43
Richard MacQueen	4/1/11	4/1/21	3,200,000	400,000 on 10/15/11, 4/15/12; 600,000 semi-annually from 10/15/12 to 4/15/14	$7.71	2,000,000	3/30/12	$2.43
Scott Mahoney	4/15/11	4/15/21	600,000	In equal amounts on 10/15/11, 4/15/12	$7.45	1,500,000	3/30/12	$2.43
Robert Thompson	12/1/10	12/1/20	300,000	90,000 on 1/1/11, 30,000 semi-annually from 12/1/11 to 12/1/14	$3.30	700,000	3/30/12	$2.43
William Killian	4/1/11	4/1/21	30,000	4/1/2011	$7.71	90,000	3/30/12	$2.43
Scott David	4/1/11	4/1/21	30,000	4/1/2011	$7.71	80,000	3/30/12	$2.43
James Leeton	3/15/11	3/15/21	30,000	3/15/2011	$8.00	80,000	3/30/12	$2.43
Brian Ringel	6/27/11	6/27/21	50,000	In equal quarterly installments of 5,556 shares beginning on 12/31/11	$8.00	60,000	3/30/12	$2.43

As a result of the changes to the 2010 Options and 2011 Options, the Company will realize a one-time charge to its non-cash general and administrative expenses in the first quarter of 2012 but will minimize the previously scheduled future non-cash stock compensation expenses through the end of fiscal year 2014, as set forth in Note C to our financial statements for the year ended December 31, 2011 included in our Form 10-K filed with the Securities and Exchange Commission on March 20, 2012.

On March 30, 2012, the Committee also granted fully vested, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, pursuant to the terms of the Company’s 2011 Equity Incentive Plan for the purchase of 41,152 shares of Common Stock with an exercise price of $2.43 and an expiration date of March 30, 2022 to Scott Feldhacker, Richard MacQueen, Scott Mahoney, and two employees.

The Committee also granted fully vested, non-qualified stock options to purchase a total of 70,000 shares of Common Stock with an exercise price of $2.43 and an expiration date of March 30, 2011 to two employees, and 20,000 shares of restricted Common Stock to each of our three executive officers and one of our employees.

Additionally, on March 30, 2012, the Committee ratified an increase in the annual salaries of Scott Feldhacker, the Chief Executive Officer of the Company, and Richard MacQueen, the president of the Company, to $300,000, effective as of March 1, 2012. The Committee further increased the director fee payable to Robert Thompson, the chairman of the Company’s board of directors, to $6,000 per month payable in advance on the first day of each month effective June 1, 2012, or such later date as mutually agreed upon by the Company and Mr. Thompson.

Item 8.01	Other Events

On March 29, 2012, the Company’s board of directors approved and adopted an amended Compensation Committee Charter, attached hereto as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit
Number	Description

99.1	Amended Compensation Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2012	AMERICAN STANDARD ENERGY CORP.

	By:	/s/ Richard MacQueen
Richard MacQueen
President